Exhibit 23.6



                              CONSENT OF LECG, LLC


The Directors
ClearOne Communications, Inc.

We consent to the use of our name in the Registration Statement on Form S-3 and related prospectuses of ClearOne Communications, Inc.

/s/ LECG, LLC

LECG, LLC
July 22, 2002